UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                               SCHEDULE 14C
                              (RULE 14c-101)

                         SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange
                              Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]

     Check the appropriate box:

     [ ] Preliminary information statement
     [ ] Confidential, for use of the Commission only
         (as permitted by Rule 14c-5(d)(2))
     [X] Definitive information statement

                           Reshoot Production Company
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

     Payment of filing fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on the table below per Exchange Act
          Rules 14c-5(g) and 0-11.
          1)  Title of each class of securities to which transaction applies:
          2)  Aggregate number of securities to which transaction applies:
          3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          4)  Proposed maximum aggregate value of transaction:
          5)  Total fee paid:  N/A

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:  N/A
         (2)  Form, schedule or registration statement no.:  N/A
         (3)  Filing party:  N/A
         (4)  Date filed:  N/A

                        Reshoot Production Company
                         315 East New Market Road
                           Immokalee, FL  34142
                        Telephone: (239) 657-4421



                                                          January 6, 2011

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on January 27, 2011 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of Reshoot Production Company, a Nevada corporation ("the Company"), that our Board of Directors and five holders of approximately 94% of our capital stock as of the Record Date have given written consent as of August 30, 2010, to approve the following:

1) The spin-off of Reshoot Production Company's wholly-owned subsidiary, JA Energy resulting in the Reshoot Production Company shareholders, on the Record Date, owning a direct interest in the subsidiary that is proportionate to their ownership in Reshoot Production Company.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the subsidiary spin-off as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about January 6, 2011.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.


By Order of the Board of Directors

/s/ Marc Schetcman
-----------------------
    Marc Schetcman
    Director of Planning

                     WE ARE NOT ASKING YOU FOR A PROXY
                AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        Reshoot Production Company
                         315 East New Market Road
                        Immokalee, FL  34142
                        Telephone: (239) 657-4421


                            INFORMATION STATEMENT
                         AND NOTICE OF ACTIONS TAKEN
                BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information
-------------------

This Information Statement is being provided to the Shareholders of Reshoot Production Company ("the Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

1) The spin-off of Reshoot Production Company's wholly-owned subsidiary, JA Energy resulting in the Reshoot Production Company shareholders, on the Record Date, owning a direct interest in the subsidiary that is proportionate to their ownership in Reshoot Production Company.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

                       Reshoot Production Company
                        315 East New Market Road
                         Immokalee, FL  34142
                       Telephone: (239) 657-4421

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders
--------------------------------------

Pursuant to the Company's Bylaws and the Nevada Corporate Law, the dividend spin-off of our wholly-owned subsidiary must be approved by the vote of the holders of shares representing a majority of the voting power of the common stock. The Company's Articles of Incorporation do not authorize cumulative voting.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.
According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the dividend spin-off our wholly-owned subsidiary as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about January 6, 2011. The Record Date established by the Company for purposes of determining the dividend spin-off our wholly-owned subsidiary was January 27, 2011, (the "Record Date").


Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, the Company had 70,000,000 authorized shares of common stock, of which 47,033,334 were issued and outstanding. The consenting stockholders, who consist of five current stockholders of the Company, represent approximately 94% of the issued and outstanding shares of the Company's outstanding common stock. The consenting stockholders voted in favor of the actions described by written consent, dated August 30, 2010. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

The elimination of the need for a special meeting of shareholders to approve the corporate actions is authorized by Section 78.320 of the Nevada Revised Statutes which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate actions as early as possible to accomplish the purposes of the company as hereafter described, the company decided to proceed with the corporate actions by obtaining the written consent of shareholders holding a majority of the voting power of the Company.

JA Energy filed a Registration Statement with the U. S. Securities and Exchange Commission to register this spin-off dividend. The Registration Statement became effective on January 5, 2011. The shareholders of Reshoot Production Company will receive their spin-off shares within a week of the Record Date of January 27, 2011.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following table sets forth information known to us, as of the date of this filing, relating to the beneficial ownership of shares of common stock by:

o each person who is known by us to be the beneficial owner of more than 5% of the Company's outstanding common stock;

o  each director;

o  each executive officer; and

o  all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60-days from the date of this Information Statement, including upon the exercise of options, warrants or convertible securities. The Company determined a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this Information Statement filing, have been exercised or converted.

Except with respect to beneficial ownership of shares attributed to the named person, the following table does not give effect to the issuance of shares in the event outstanding common stock purchase warrants are exercised.
The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.


                                         AMOUNT AND
                                          NATURE OF
TITLE OF    NAME OF BENEFICIAL            BENEFICIAL         PERCENT OF
CLASS       OWNER AND POSITION            OWNERSHIP          CLASS(1)
-----------------------------------------------------------------------------
Common      Mike Broll (2)                2,500,000             5.3%
            Chairman & CEO

Common      Ross Hatanaka (3)             1,000,000             2.1%
            VP Oper & Director

Common      Marc Schetcman (4)           20,500,000            43.6%
            VP -Director of Planning

Common      LFC-RPC Investment, LLC (5)   1,000,000             2.1%

Common      James Lusk (6)               20,500,000            43.6%
-----------------------------------------------------------------------------
DIRECTORS AND OFFICERS AS A GROUP
                     (3 persons)         44,500,000            51.0%

(1)  Percent of Class based on 47,033,334 shares of common stock issued and outstanding.
(2)  Mike Broll, 4370 La Jolla Village Drive, Suite 400 San Diego CA 92122.
(3)  Ross Hatanaka, 4370 La Jolla Village Drive, Suite 400 San Diego CA 92122
(4)  Marc Schechtman, 4370 La Jolla Village Drive, Suite 400 San Diego CA
     92122
(5)  LFC-RPC Investment, LLC, 315 East New Market Road, Immokalee, FL  34142.
(6)  James Lusk, 4800 W. Dewey Drive, Las Vegas, NV  89118

=============================================================================

                    EXPLANATION OF ACTIONS TO BE TAKEN

                                 ITEM 1
                           DIVIDEND SPIN-OFF

The Board of Directors of the Company has adopted a resolution to spin-off its wholly-owned subsidiary resulting in the Reshoot Production Company shareholders on the Record Date owning a direct interest in the subsidiary that is proportionate to their ownership in Reshoot Production Company.

Our board of directors believes that spinning-off its wholly-owned subsidiary, will accomplish a number of important objectives. The spin-off will separate the two companies with different financial, investment and operating characteristics so that each can adopt business strategies and objectives tailored to their respective markets. This will allow both companies to better prioritize the allocation of their management and their financial resources for achievement of their individual corporate objectives.

Record shareholders of Reshoot Production Company as of the Record Date January 27, 2011, will receive one-point-four (1.4) common shares, par value $0.001, of JA Energy common stock for every share of Reshoot Production Company common stock owned. The JA Energy stock dividend will be based on 47,033,334 shares of Reshoot Production Company common stock that are issued and outstanding as of the Record Date. Following the issuance of the stock dividend, JA Energy will have 65,846,667 common shares issued and outstanding. The shareholders of Reshoot Production will pay no consideration for these spin-off shares.

JA Energy filed a Registration Statement with the U. S. Securities and Exchange Commission to register this spin-off dividend. The Registration Statement became effective on January 5, 2011. The shareholders of Reshoot Production Company will receive their spin-off shares of JA Energy within a week of the Record Date, January 27, 2011. The Company's Transfer Agent will send out the spin-off dividend shares to the Reshoot Production Company shareholders, at no cost the shareholders. After the dividend is issued, JA Energy plans to apply for OTC-Bulletin Board listing, through a broker-dealer.

Reshoot Production Company will retain no ownership in JA Energy following the issuance of the stock dividend. Further, JA Energy will no longer be a subsidiary of Reshoot Production Company.

Description of JA Energy Business
---------------------------------

JA Energy was formally incorporated in Nevada on August 26, 2010. JA Energy plans to manufacture and sell the Modular Distillation Units ("MDU"), and Hydroponics Greenhouse packages to individuals, non profit organizations or companies. The company will organize and manage farm cooperatives for the growing of Jerusalem Artichoke, which will be used in the MDU to produce ethanol. The juice from the Jerusalem will be condensed into a syrup. The syrup by-product of the harvest will be shipped to a modular distillation unit for processing into ethanol. The growing of vegetables versus the production of ethanol, requires the spin-off of JA Energy, so that management can focus its efforts on different business objectives. The modular distillation unit will be able to produce 1,000 gallons per week of ethanol. Reshoot Production Company will help JA Energy develop a market for the artichoke by-product that is not used in the production of ethanol.

The Reshoot Production directors decided it was in the best interest of Reshoot Production Company and JA Energy Company's shareholders to spin-off JA Energy to minimize any potential of conflict of interest, in utilizing the same resources and in accessing funding. Reshoot Production is focusing on the production and distribution of tomatoes, peppers, and cucumbers; whereas, JA Energy focuses on the manufacturing and selling of Modular Distillation Units which will utilize patented varietal Jerusalem Artichoke for the production of ethanol. These are two distinct business objectives.



                    BOARD RECOMMENDATION AND EFFECTIVE DATE

Our Board of Directors (the "Board") and our five largest shareholders who own approximately 96.7% of the 47,033,334 shares of our Common Stock outstanding, have consented in writing to the Actions in this Information Statement. Such approval and consent are sufficient under Section 92A.120 of the Nevada General Corporation Law and our By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of Nevada law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

The actions, above, will be effective on or shortly after the 22nd day after the date of this Information Statement.

                            DESCRIPTION OF SECURITIES

As of the close of business on January 1, 2011, our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 per share, of which there are 47,033,334 shares issued and outstanding. Our authorized preferred stock consists of 5,000,000 shares, par value $0.001 per share, and there are no preferred shares issued nor outstanding.


Dividends
---------

We have paid no cash dividends and have no present plan to pay cash dividends, intending instead to reinvest our earnings, if any. Payment of future cash dividends will be determined from time to time by our Board of Directors, based upon our future earnings (if any), financial condition, capital requirements and other factors. We are not presently subject to any contractual or similar restriction on our present or future ability to pay such dividends.

No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to this dividend subsidiary spin-off, and we will not independently provide our shareholders with any such right.


                               INFORMATION ABOUT US
                               --------------------

Reshoot Production Company works with experienced growers throughout the world that have a history of growing first quality fresh produce. The Company's business focuses on the production and distribution of organic cucumbers, tomatoes, and peppers.

Additionally, Reshoot Productions plans to utilize greenhouse technology that manages weather related risks. Management believes that organic grown products are: 1) better for a person's health; 2) the products have improved taste and quality; and 3) are socially responsible.

Combined Financial Data of the Company and Other Information
------------------------------------------------------------

The financial profile of Reshoot Production Company will remain the same, since JA Energy has no assets, liabilities or revenues as of August 31, 2010.

The following documents, filed by us with the Commission, are incorporated herein by reference:

     (i) Our Annual Report filed on Form 10-K, filed with the Commission on February 12, 2010, for the fiscal year ended December 31, 2009;

     (ii) Our Quarterly Report filed on Form 10-Q with the Commission on August 23, 2010 for the three month period ended June 30, 2010.

    (iii) Our Current Report filed on Form 8-K with the Commission on May 14, 2010 for the period ended May 12, 2010.

     (iv) Our Quarterly Report filed on Form 10-Q with the Commission on May 3, 2010 for the three month period ended March 31, 2010.

      (v) Our Quarterly Report filed on Form 10-Q with the Commission on August 23, 2010 for the three month period ended June 30, 2010.

     (vi) Our Quarterly Report filed on Form 10-Q with the Commission on November 22, 2010 for the three month period ended September 30, 2010.

Any statement contained in a document incorporated or deemed to be incorporated in this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom an Information Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Company at:
315 East New Market Road, Immokalee, FL  34142.

Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of our subsidiary dividend spin-off. Your consent to the dividend spin-off is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.



                                   For the Board of Directors of
                                   Reshoot Production Company


Date:  January 6, 2011             By:  /s/ Marc Schechtman
       ---------------             ----------------------------------
                                            Marc Schechtman
                                            Director of Planning

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